Exhibit 99.1

  105 Norton Street • Newark, NY 14513 • Ph: (315) 331-7742 • Fax: (315) 331-3547 • www.iec-electronics.com

IEC Announces Acceptance of its Plan of Compliance by NYSE MKT

Newark, NY – June 17, 2013 – IEC Electronics Corp. (NYSE MKT: IEC) announced today that the NYSE MKT notified the Company that it accepted the Company’s plan to regain compliance with the continued listing requirements of the Exchange.

On May 20, 2013, the Company received notice from the NYSE MKT Staff indicating that the Company does not satisfy the Exchange’s continued listing requirements due to its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 29, 2013, as set forth in Section 1003(d) of the NYSE MKT Company Guide. The Company submitted a plan of compliance to the Exchange on May 31, 2013. On June 13, 2013 the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the Company an extension until August 15, 2013 to regain compliance with the continued listing standards. The Company will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE MKT LLC.

About IEC Electronics

IEC Electronics Corporation is a premier provider of electronic manufacturing services (“EMS”) to advanced technology companies primarily in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit cards, system level assemblies, a wide array of custom cable and wire harness assemblies, precision sheet metal products, and advanced research and testing services. As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100 and ISO13485 certified company. The AS9100 certification enables IEC to serve the military and commercial aerospace markets. The ISO13485 certification supports the quality requirements of medical device markets. The Company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard. Dynamic Research and Testing Laboratories (DRTL), the Company’s newest business unit, is an ISO 17025 accredited laboratory specializing in the testing and detection of counterfeit electronic parts, as well as component risk mitigation and advanced failure analysis. IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when we describe what we “intend,” “expect,” “anticipate” or “estimate” will occur, and other similar statements) include, but are not limited to, all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Specific risks and uncertainties include, but are not limited to, those set forth in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional risks and uncertainties resulting from the existence, timing and outcome of the Company’s restatement (including further review of the facts and circumstances giving rise to it) could, among others, (i) result in additional changes to the financial information previously provided by the Company or included herein, (ii) result in delisting of the Company’s stock from NYSE MKT, (iii) cause the Company to incur substantial additional legal, accounting and other expenses, (iv) cause the Company’s independent registered public accounting firm to withdraw their opinion regarding the financial statements for the restated periods, (v) cause a default under the Company’s credit arrangements with M&T Bank with respect to which, if the bank chooses to exercise its remedies, the Company may not be able to obtain replacement financing or continue its operations, (vi) result in shareholder, governmental or other actions, (vii) cause the Company’s customers, including the government contractors with which it deals, to lose confidence in the Company or cause a default under the Company’s contractual arrangements or (viii) affect the ability of the Company to remediate the existing material weakness in the Company’s internal controls over financial reporting or lead to the identification of new or additional deficiencies or material weaknesses. Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

(203) 972-9200

jnesbett@institutionalms.com